UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 5, 2008, the stockholders of Potlatch Corporation approved the Potlatch Corporation Annual Incentive Plan (the “AIP”), which will become effective January 1, 2009. The AIP will replace the current Management Performance Award Plan II (the “MPAP”), which was adopted by the Company’s Board of Directors effective as of January 1, 2005.

Purpose of the AIP

Section 162(m) of the Code has the effect of eliminating a federal income tax deduction for annual compensation in excess of $1 million paid by the Company (or its subsidiaries) to any covered employee each year unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that compensation is paid or distributed pursuant to a plan that has been approved by the stockholders. The purpose of the AIP is to set new funding and allocation criteria for annual incentive payments and to preserve the federal income tax deductibility of incentive compensation earned by senior officers who are covered employees.

The AIP is consistent with the Company’s emphasis on performance-based compensation and current compensation philosophy. Moreover, the AIP reflects the Company’s belief in the need to (a) recruit, motivate and retain senior officers through compensation and benefits that are competitive with those of the Company’s peer group and (b) enhance stockholder value by aligning incentive compensation of senior officers with corporate performance and achieving business objectives and, to the extent possible, by preserving tax-deductibility of senior officer compensation.

Summary of the AIP

The AIP as it applies to covered employees will generally be administered by the Executive Compensation and Personnel Policies Committee of the Company’s Board of Directors, or Compensation Committee, which is composed solely of outside directors. The Compensation Committee will set and approve annual incentive payments to the Chief Executive Officer and other named executive officer participants in the AIP.

Determination of Awards. The Company will determine a target annual bonus pool equal to the sum of the target bonuses for all participants. The target bonuses are established as a percentage of employees’ base salaries, subject to dollar maximums in the case of covered employees, in rules and regulations adopted by the Compensation Committee. The Company will fund the pool based on Potlatch’s performance against a funds from operations (“FFO”) target. The Compensation Committee will determine the FFO target at the beginning of the year based on the internal financial plan and forecasts and a review of industry and stockholder expectations. FFO performance against target will affect the funding of the pool as follows:

•	200% of target pool for superior performance;

•	100% of target pool for target performance;

•	25% of target pool for threshold performance; and

•	0% of target pool for below threshold performance.

The bonus pool will be capped at a maximum of 200% of the target bonus pool.

The funded pool will be allocated by the CEO to the corporate and operating divisions based on the following:

•	Corporate: corporate FFO performance, modified based on the achievement of measurable strategic objectives; and

•	Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

“EBITDDA” is earnings before interest, taxes, depreciation, depletion and amortization. Operating division EBITDDA budgets will be established by the CEO and reflected in the annual budget approved by the Company’s Board of Directors.

Corporate and division bonus pools may be adjusted up or down at the discretion of the CEO based on the size of the aggregate funded pool, provided that any adjustment upward cannot affect the covered employees.

Corporate and operating division bonus pools will then be allocated to AIP participants based on individual performance assessments and their individual target bonus percentages using a five point rating scale as follows:

Performance Rating	Performance Standard
5	Far Exceeded Expectations
4	Exceeded Expectations
3	Achieved Expectations
2	Needs Improvement/Development
1	Did Not Meet Expectations

Individual awards generally will be adjusted proportionally based on the size of the bonus pools, using manager discretion. In addition, payouts will be limited by the size of the applicable bonus pool. A covered employee’s bonus multiplier is equal to 2.0 x unless it is reduced by the Compensation Committee at its discretion. The Company expects that the Compensation Committee normally will exercise this discretion except in cases of exceptional individual performance.

The share received by covered employees will be based solely on their target bonuses and cannot be increased based on decreases in other individuals’ bonuses relative to their target bonuses. In no event can the bonus received by an individual covered employee exceed $1.5 million, or $2.5 million in the case of the CEO.

Administration. As it applies to covered employees, the Compensation Committee will administer and have the authority to interpret the AIP. The Compensation Committee will be responsible for determining target bonuses and FFO and EBITDDA funding targets and ranges for minimum and maximum performance with respect to the bonus pool, certifying performance with respect to those targets in the case of covered employees, and making final determinations of annual incentive payments for covered employees and other executive officers.

Eligible participants must be employed by the Company or its subsidiaries through the end of a performance year in order to receive a bonus award payment. In the case of retirement, death, disability or (except in the case of covered employees) retirement, payment may nevertheless be approved at the sole discretion of the Compensation Committee. Individual awards earned under the AIP will be made in cash. However, if the participant has not met the Company’s stock ownership guidelines, half of the payment will be made in Potlatch common stock issued under the Potlatch Corporation 2005 Stock Incentive Plan. The Company’s Board of Directors may at any time amend, suspend or terminate the AIP, subject to stockholder approval to the extent required under Section 162(m).

The foregoing summary of the AIP does not purport to be complete. This summary is subject to, and is qualified in its entirety by, the complete text of the AIP, a copy of which is attached as Exhibit (10)(w) to this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(10)(w)	Potlatch Corporation Annual Incentive Plan, effective January 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2008	POTLATCH CORPORATION

	By:	/s/ Michael S. Gadd
	Name:	Michael S. Gadd
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

(10)(w)	Potlatch Corporation Annual Incentive Plan, effective January 1, 2009.